                                                                    EXHIBIT 10.9

                              STANDSTILL AGREEMENT
                              --------------------

        This STANDSTILL AGREEMENT, dated as of April 14, 1997 (this "Agreement"), is by and among Patriot American Hospitality, Inc., a Virginia corporation ("Patriot") and CF Securities, L.P., a Texas limited partnership ("Family Securities").

        WHEREAS, Patriot, California Jockey Club, a Delaware corporation ("CJC") and Bay Meadows Operating Company, a Delaware corporation ("OPCO") have entered into an Agreement and Plan of Merger, dated as of February 24, 1997 (the "Business Combination Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of Patriot with and into CJC (the "CJC Merger") (the term "Patriot", when used in a post-CJC Merger context, shall mean "CJC");

        WHEREAS, Wyndham Hotel Corporation, a Delaware corporation ("Wyndham"), will after the CJC Merger merge with and into Patriot pursuant to an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement");

        WHEREAS, pursuant to the terms of a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") between Patriot and Family Securities, Patriot plans to issue, and upon such issuance Family Securities will be the beneficial owner of, paired shares (the "Paired Shares") of Common Stock, par value $.01 per share, of Patriot and Common Stock, par value $.01 per share, of OPCO, and shares of unpaired Series A Preferred Stock, par value $.01 per share, of Patriot (the "Unpaired Shares"); and

        WHEREAS, as a condition to the consummation of the merger (the "Merger") of Wyndham into Patriot and in connection with the issuance to Family Securities of Paired Shares and Unpaired Shares pursuant to the Stock Purchase Agreement, Patriot desires that Family Securities make certain representations, warranties, covenants and agreements as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows;

Section 1.  Representations.
---------   ---------------

      (a)   Binding Agreement. Family Securities hereby represents and warrants
            -----------------
that this Agreement has been duly authorized, executed and delivered by Family Securities, and is a valid and binding obligation of Family Securities, enforceable against Family Securities in accordance with its terms.

      (b)   Share Ownership of Family Securities. Family Securities hereby
            ------------------------------------
represents and warrants that as of the date hereof (i) Family Securities and the Affiliates are the beneficial owners of the number of shares of common stock of Wyndham and Patriot and of the Paired Shares of Patriot and OPCO, respectively, and of the Patriot OP Units and OPCO OP Units (as defined below) set forth opposite Family Securities' or Affiliate's name on Exhibit A hereto; Family
                                                   ---------
Securities hereby represents, warrants and covenants that Family Securities and the Affiliates will not acquire any other securities issued by any of such entities, or convertible into the equity securities of any such entities, after the execution hereof and prior to the effective time of the Merger except pursuant to the terms of the Merger Agreement, the Stock Purchase Agreement, stock plans for directors of Wyndham and transfers among Family Securities and the Affiliates (to the extent permitted by the Stock Purchase Agreement); the paired shares of Patriot and OPCO and any other equity securities of Patriot received by Family Securities and the Affiliates pursuant to the Merger Agreement or the Stock Purchase Agreement are hereinafter collectively referred to as the "Shares"; (ii) Family Securities and the Affiliates own beneficially and of record the Shares, the limited partnership units in Patriot American Hospitality Partnership, L.P., a Delaware limited partnership ("Patriot OP"), or a successor thereto (the "Patriot OP Units") and the limited partnership units in Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership ("OPCO OP"), or a successor thereto (the "OPCO OP Units" and, together with Patriot OP Units, the "OP Units") set forth on Exhibit A hereto
                                                             ---------
free and clear of any liens, restrictions, encumbrances or claims of any kind other than any that may be deemed to arise as a result of the Stockholder's Agreement dated as of May 24, 1996 among Wyndham and certain Wyndham stockholders signatory thereto; and (iii) except for the Shares and the OP Units, neither Family Securities nor any of the Affiliates owns any voting securities, or any securities convertible into or exchangeable for any voting securities or which, upon redemption thereof could result in Family Securities or any of the Affiliates receiving any voting securities, or options, warrants, contractual rights or other rights of any kind to acquire or vote any voting securities, of Patriot, OPCO, Patriot OP or OPCO OP (collectively, and together with the Shares, the OP Units and any voting securities, or any securities convertible into or exchangeable for, or which upon redemption thereof could result in Family Securities receiving, any voting securities, or options, warrants, contractual rights or other rights of any kind to acquire or vote any voting securities, of Patriot, OPCO, Patriot OP or OPCO OP which may be issued or granted or which become outstanding hereafter, the "Stock"). For purposes of this Agreement, the term "Affiliate" means each of Trammell or Margaret Crow, any lineal descendant of Trammell and Margaret Crow, any of their spouses or any trust of which greater than 50% of the beneficial interests are held by Trammell or Margaret Crow or such lineal descendants or such spouses, or any partnership, corporation or other entity of which greater than 50% of the outstanding equity interests are owned or otherwise controlled by, directly or indirectly, one or more of any of Trammell or Margaret Crow, such descendants or such spouses.

        For the purposes of this Agreement, beneficial ownership shall be determined pursuant to Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act.

Section 2. Confidential Information.
---------  ------------------------

        Family Securities acknowledges that Patriot has previously made available to Family Securities certain information concerning the business, financial condition, operations, assets and liabilities of Patriot or OPCO (the "Information"). Family Securities hereby agrees with Patriot that Family Securities will treat such Information in accordance with the provisions of this Agreement and to take or abstain from taking certain other actions as provided in this Agreement. The term "Information" means any and all information concerning Patriot or OPCO (whether prepared by Patriot, OPCO, any of their respective advisors or otherwise and irrespective of the form of communication) that was furnished to Family Securities or to any directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "Representatives") of Family Securities by or on behalf of Patriot or OPCO. In addition, "Information" shall be deemed to include all notes, analyses, compilations, studies, interpretations and other documents prepared by Family Securities or any Representatives of Family Securities which contain, reflect or are based upon, in whole or in part, any information furnished to Family Securities or any Representatives of Family Securities. The term "Information" does not include information which (a) is or becomes available to the public generally (other than as a result of a disclosure by Family Securities or any Representatives of Family Securities), or (b) becomes available to Family Securities on a non-confidential basis from a source other than Patriot, OPCO or any Representatives of Patriot or OPCO, provided that such source is not known by Family Securities to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Patriot or OPCO or any other person with respect to such information. In the event that Family Securities is required by law to disclose a portion of the Information, it may disclose such portion provided that Family Securities exercises its reasonable best efforts to preserve the confidentiality of the Information, including, without limitation, by cooperating with Patriot, at Patriot's expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Information.

        Family Securities agrees for the benefit of Patriot and OPCO that neither Family Securities nor any Representative of Family Securities will use any of the Information in any way that could reasonably be expected to be detrimental to Patriot, OPCO or any of their respective stockholders. Family Securities agrees that it will be responsible for any breach of any of the provisions of this Agreement by any Representatives of Family Securities, and Family Securities agrees, at its expense, to use its reasonable best efforts to restrain its Representatives from prohibited or unauthorized disclosure or use of the Information (including, without limitation, the initiation of court proceedings).

Section 3. Acquisition and Disposition of Stock.
---------  ------------------------------------

      (a) Family Securities hereby covenants and agrees that from and after the effective date hereof neither Family Securities nor any of the Affiliates will, without the prior written consent of Patriot specifically expressed in a vote adopted after the Merger by the Board of Directors of

Patriot (the "Board"), directly or indirectly, purchase or cause to be purchased or otherwise acquire (other than pursuant to a stock split, stock dividend or similar transaction, or for Board members, pursuant to a plan of Patriot and/or
OPCO) or agree to acquire, or become or agree to become the beneficial owner of, any additional Stock, provided, however, this Agreement shall not otherwise prohibit (i) the conversion of one form of Stock into another form of Stock,
(ii) the purchase by Family Securities or any Affiliate of a number of Paired Shares limited in the aggregate to the number of shares necessary to cover their short positions in Paired Shares created after the Merger, provided that the short sale creating such short position was not created in breach of this Agreement and provided that at no time do or will any such sales or purchases taken together result in an increase in the beneficial ownership of Stock by Family Securities or the Affiliates, or violate or be prohibited by the certificate of incorporation of either Patriot or OPCO, or (iii) the acquisition by Family Securities or any Affiliate of Stock as consideration for the transfer of assets to Patriot or OPCO or any of their subsidiaries. Family Securities agrees that neither Family Securities nor any Affiliates will, without the prior written consent of the Board specifically expressed in a vote adopted by the Board, directly or indirectly, transfer any shares of Stock now owned or hereafter acquired by them, except for (i) transfers made pursuant to the provisions of Section 3(b) below, (ii) transfers to Affiliates, or to charitable remainder trusts, that agree in a written agreement with Patriot pursuant to which such Transferee agrees to be bound by all of the terms and conditions of, and makes, as of a time immediately prior to such transfer, each of the representations and warranties contained in (applied to such Transferee as if such Affiliate were Family Securities for purposes thereof), this Agreement (provided that Family Securities shall remain liable under and bound by this Agreement, in its entirety, with respect to all such transferred Stock; and provided further that such Transferee at the same time enters into a voting agreement, indentical in substance to the voting agreement between Family Securities and Patriot dated the date of this Agreement, with Patriot), (iii) bona fide pledges to financial institutions, such as commercial or investment banks, broker/dealers, insurance companies and finance companies and resales thereof by the pledgees thereof pursuant to the terms of the applicable pledge agreements, (iv) gifts to charitable institutions, (v) transfers pursuant to a publicly announced tender offer for any shares of Stock by any corporation, entity, person or group (other than Family Securities or the Affiliates) which the Board has voted to recommend to holders of any shares of Stock, (vi) transfers effected pursuant to a registration statement filed pursuant to a registration rights agreement with Patriot or OPCO, (vii) open market sales of not more than (A) 1.0% of the outstanding Paired Shares or (B) 1.0% of the outstanding Unpaired Shares or (C) 1.0% of the outstanding shares of any other class or series of Stock, respectively, in any thirty (30) day period (calculated in the aggregate with respect to all sales by Family Securities and the Affiliates, other than sales made pursuant to any of clauses (i) through
(vi) of this Section 3(a)) effected in accordance with the "brokers' transactions" restrictions of subsections (f) (excluding the last sentence thereof) and (g) of Rule 144 promulgated under the Securities Act of 1933, as amended. For purposes of this Agreement, "transfer" shall mean and include any sale, assignment, gift, pledge, the imposition of any other encumbrance or any other disposition or any agreement or obligation to do any of the foregoing.

        (b) If Family Securities or any Affiliate desires to sell any shares of Stock (a "Selling Stockholder") (other than pursuant to clauses (ii) through
(vii) of Section 3(a) hereof), the following requirements shall be satisfied:

            (i) The Selling Stockholder shall notify Patriot in writing of the proposed sale (the "Notice of Proposed Transfer"). The Notice of Proposed Transfer shall identify and, to the extent known by the Selling Stockholder, provide reasonable information concerning the background, business experience and business affiliations of the proposed transferee (the "Transferee"), the purchase price or other consideration, if any, the number of shares and type of Stock to be transferred and the complete terms of the proposed transaction.

            (ii) For a period of five (5) business days following the receipt of the Notice of Proposed Transfer, Patriot and/or any substitute Patriot(s) as designated by Patriot (Patriot and/or such substituted Patriot is hereinafter sometimes called the "Buyer") shall have the option to purchase all, but not less than all, the Stock specified in the Notice of Proposed Transfer at the price and upon the terms set forth in the Notice of Proposed Transfer; provided, however, that if the type of consideration that was to be paid was non-cash consideration, then the amount payable by the Buyer for such Stock shall be determined by an independent investment banker of national reputation chosen by mutual agreement of Patriot and Family Securities; provided, further, that the Selling Stockholder may revoke such offer at any time prior to the acceptance of the offer. In the event that Buyer elects to purchase all, but not less than all, of the Stock specified in the Notice of Proposed Transfer, it shall give written notice to the Selling Stockholder of its election, in which case settlement for said Stock shall be made and the Buyer shall purchase such Stock for such price, in cash within five (5) business days after the date Buyer sends such notice. In the event that Buyer elects not to purchase all of the Stock specified in the Notice of Proposed Transfer, the Selling Stockholder may consummate the proposed transfer of said Stock with the Transferee.

Section 4. Standstill Arrangements.
---------  -----------------------

        Family Securities hereby agrees that, from and after the effective date of this Agreement and prior to the Termination Date (as hereinafter defined), neither Family Securities nor any of the Affiliates will, directly or indirectly, or will solicit, request, advise, assist or encourage others, directly or indirectly, to:

            (a) form, join in or in any other way participate in a "partnership, limited partnership, syndicate or other group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to shares of Stock or deposit any Stock in a voting trust or similar arrangement or subject any Stock to any voting agreement or pooling arrangement, other than solely with one or more Affiliates with respect to the Shares or pursuant to the Voting Agreement;

            (b) solicit proxies or written consents of shareholders with respect to Stock under any circumstances, or make, or in any way participate in, any "solicitation" of any "proxy" to vote any shares of Stock, or become a "participant" in any election contest with respect to Patriot or OPCO (as such terms are defined or used in Rules 14a-1 and 14a-11 under the Exchange Act);

            (c) seek to call, or to request the call of, a special meeting of the shareholders of Patriot or OPCO or seek to make, or make, a shareholder proposal at any meeting of the shareholders of Patriot or OPCO;

            (d) commence or announce any intention to commence any tender offer for any shares of Stock, or file with or send to the SEC a
        Schedule 13D or any amendments thereto under the Exchange Act with respect to Stock, except (x) the Schedule 13D to be filed with the SEC in connection with the issuance to Family Securities of Paired Shares and Unpaired Shares pursuant to the Stock Purchase Agreement (the "Current Schedule 13D"), and (y) any amendment to the Current Schedule 13D to reflect changes to the disclosures set forth therein and exhibits filed therewith, to the extent such changes result from actions that are not prohibited by or inconsistent with this Agreement (such permitted amendments and additional exhibits to the Current Schedule 13D being referred to as the "Permitted Schedule 13D Amendments");

            (e) make a proposal or bid with respect to, announce any intention or desire to make, or publicly make or disclose, cause to be made or disclosed publicly, facilitate the making public or public disclosure of, any proposal or bid with respect to, the acquisition of any substantial portion of the assets of Patriot, OPCO or of the assets or stock of any of their respective subsidiaries or of all or any portion of the outstanding Stock (except, Family Securities may file Permitted
        Schedule 13D Amendments), or any merger, consolidation, other business combination, restructuring, recapitalization, liquidation or other extraordinary transaction involving Patriot, OPCO or any of their respective subsidiaries;

            (f) otherwise act alone (except, subject to the other provisions of this Agreement, in such Affiliate's capacity as a director of Patriot or OPCO at any meeting of the Board or the Board of Directors of OPCO) or in concert with others (except, subject to the other provisions of this Agreement, in concert with other directors of Patriot or OPCO in their capacity as such at any meeting of the Board or the Board of Directors of OPCO) to seek to control or influence in any manner the management, the Board or the Board of Directors of OPCO (including the composition thereof) or the business, operations or affairs of Patriot or OPCO;

            (g) take any action or form any intention which would require an amendment to the Current Schedule 13D (other than amendments containing only the Permitted Schedule 13D Amendments);

            (h) commence, join in or in any way participate in any action, suit or proceeding of any kind (except in the case where such action, suit or proceeding does not relate to this Agreement or the matters referred to in this Section 4 or where Family Securities (i) is a defendant in any such action, suit or proceeding, provided, however, that such participation shall in every case be limited to the defense by Family Securities of the allegations made or claims brought against Family Securities pursuant to such action, suit or proceeding, provided, further, that such participation may include counterclaims only if the Patriot or OPCO, or any subsidiary, affiliate or division of Patriot or OPCO, the Board or the Board of Directors of OPCO or the officers of Patriot or OPCO with respect to their role as such, shall have previously brought claims under this Agreement in such action, suit or proceeding or
       (ii) is required, by subpoena, court order or otherwise, to respond to or appear before the court in which such action, suit or proceeding has been brought), or, directly or indirectly, support or encourage (as opposed to cooperate with governmental authorities in connection with) any administrative or investigative action or proceeding of any nature, against, involving or relating to Patriot or OPCO, or any subsidiary, affiliate or division of Patriot or OPCO, the Board or the Board of Directors of OPCO, the officers of Patriot or OPCO, or any agent or advisor of Patriot or OPCO (including, without limitation, attorneys, accountants, bankers and financial advisors) with respect to its role as such;

            (i) arrange, or in any way participate in, any financing for any transaction referred to in clauses (a) through (h) above inclusive; or

            (j) make public, or cause or facilitate the making public (including by disclosure to any journalist or other representative of the media) of, any request, or otherwise seek (in any fashion that would require public disclosure by Patriot, OPCO, Family Securities or Affiliates), to obtain any waiver or amendment of any provision of this Agreement, or to take any action restricted hereby.

       Notwithstanding the foregoing, (i) Family Securities and the Affiliates, if applicable, may make such filings with the SEC pursuant to Section 16(a) of the Exchange Act to reflect changes in the beneficial ownership of any shares of Stock of Family Securities or any Affiliate (to the extent such changes reflect action taken by Family Securities or such Affiliate which is not prohibited by this Agreement) and (ii) Family Securities may exercise its rights with respect to the election of a director to the Board and to the Board of Directors of OPCO pursuant to the Voting Agreements dated the date hereof by and among Patriot and Family Securities.

        Family Securities hereby covenants and agrees that Family Securities will promptly notify Patriot when and if Family Securities receives or learns of
(i) any oral or written request to Family Securities or any of the Affiliates to participate in any of the transactions or actions referred to in paragraphs (a) through (i) above inclusive or (ii) any oral or written communication from or by any person or entity (other than Patriot or OPCO) with respect to any of the transactions or actions referred to in paragraphs (a) through (i) above inclusive, if such person or entity could reasonably be deemed to be capable of effecting, participating in or materially assisting in such an action or transaction (through one or more affiliates or otherwise) and such oral or written communication was of a nature that could reasonably be deemed to indicate a serious interest in effecting, participating in or materially assisting in such an action or transaction.

Section 5. Termination.
---------  -----------

        This Agreement shall terminate on the date (the "Termination Date") which is eighteen (18) months following the first date on which any two of James
D. Carreker, Paul A. Nussbaum and Anne L. Raymond no longer actively serve as senior executive officers of Patriot and/or OPCO; provided, however, that the provisions of Section 2 shall survive any such termination,

Section 6. Remedies.
---------  --------

      (a) Each party hereto hereby acknowledges and agrees that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are waived.

      (b) The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement, the transactions contemplated hereby or any document referred to herein (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10 hereof shall be effective service of process for any such action, suit or proceeding brought against any party in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

Section 7. Entire Agreement.
---------  ----------------

     This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

Section 8. Headings.
---------  --------

     Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 9. Number; Gender.
---------  --------------

     Whenever the singular number is used herein, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

Section 10. Notices.
----------  -------

     All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and sent by U.S. registered mail, return receipt requested:

     if to Patriot:

                     Patriot American Hospitality, Inc.
                     3030 LBJ Freeway
                     Suite 1500
                     Dallas, Texas 75234

                     Attention:   President

     with a copy to:

                     Goodwin, Procter & Hoar LLP
                     Exchange Place
                     Boston, Massachusetts 02109

                     Attention:   Gilbert G. Menna, P.C.

     if to Family Securities:

                     CF Securities, L.P.
                     2001 Ross Avenue
                     Suite 3200
                     Dallas, Texas 75201

                     Attention:   Ms. Susan T. Groenteman

     with copies to:

                     Crow Family Holdings
                     2001 Ross Avenue
                     Suite 3200
                     Dallas, Texas 75201

                     Attention:   M. Kevin Bryant, Esq.

     and:

                     Vinson & Elkins L.L.P.
                     2001 Ross Avenue
                     Suite 3700
                     Dallas, Texas 75201

                     Attention:   Derek R. McClain, Esq.

Section 11. Enforceability.
----------  --------------

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

Section 12. Law Governing.
----------  -------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any conflict of laws provisions thereof.

Section 13. Binding Effect.
----------  --------------

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto (and OPCO, from and after the date it executes this Agreement) or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 14. Counterparts.
----------  ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 15. No Presumption Against Draftsman.
----------  --------------------------------

     Each of the undersigned parties hereby acknowledges the undersigned parties fully negotiated the terms of this Agreement, that each such party had an equal opportunity to influence the drafting of the language contained in this Agreement and that there shall be no presumption against any such party on the ground that such party was responsible for preparing this Agreement or any part hereof.

Section 16. Effective Date
----------  --------------

     This Agreement shall become effective only when and if the Merger becomes effective. While the representations and warranties contained in this Agreement are made as of the date of this Agreement, there shall be no liability for breach thereof unless the Merger becomes effective.

                                 [END OF TEXT]

                   {Signature Page to Standstill Agreement}

        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed, under seal, individually or by its duly authorized representative, as of the date first above written.


                                  PATRIOT AMERICAN HOSPITALITY, INC.


                                  By: /s/ Paul A. Nussbaum
                                      ------------------------------------------
                                      Name:  Paul A. Nussbaum
                                      Title: Chairman and Chief Executive
                                             Officer


                                  CF SECURITIES, L.P.

                                  By: Mill Spring Holdings, Inc., its General
                                      Partner

                                  By: /s/ Harlan R. Crow
                                      ------------------------------------------
                                      Name:  Harlan R. Crow
                                      Title: Chief Executive Officer


AGREED TO:

PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

By: /s/ Paul A. Nussbaum
   -------------------------------
   Name: Paul A. Nussbaum
   Title: Chairman and Chief Executive Officer

Date: July 24, 1997
     -----------------------------